Exhibit 99.1

NanoViricides, Inc. Reports its President & Chairman Dr. Diwan Purchased its Common Stock in the Open Market

WEST HAVEN, CONNECTICUT -- February 26, 2014 -- NanoViricides, Inc. (NYSE MKT: NNVC) (the “Company”), reports that its President & Chairman Dr. Anil Diwan has purchased its common stock in the open market after the Company filed its quarterly report. Dr. Diwan has repaid $83,900 to the Company as a result of the “short term profits” accrued from this transaction.

“It was very painful to see that our shareholders lost value because of a baseless defamatory article published by an admitted short seller on Seeking Alpha,” said Dr. Diwan, adding, “I have previously purchased stock when a similar precipitous price drop had occurred in February, 2013, despite the fact that the Company was progressing well in its goals. Last week, I purchased NNVC stock after the Company had already filed the quarterly report in order to signify that we, the executives, have full faith in the Company. This was not a transaction for personal profit.”

Dr. Diwan originally purchased the Company stock as reported in February, 2013. Subsequently, he sold a portion of these open market acquired common shares as reported on October 21, 2013, without any consideration of a future repurchase. Nevertheless, he repurchased 50,000 shares of NNVC, for reasons cited above, and as reported on Form 4 filed on February 24, 2014. On Monday, February 24, 2014, the Company’s Corporate Counsel advised Dr. Diwan that this repurchase fell within the limitations of Section 16(b) of the Securities and Exchange Act of 1934, which relates to “short term sales” by “insiders” of a public reporting Company. The net profits from the sale at a higher price and the later repurchase at a lower price were determined to be $83,900. As a result, Dr. Diwan has disgorged the resulting net profits of $83,900 to the Company on Tuesday, February 25, 2014.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company’s novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company’s current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com